FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 26, 2020, to the Loan and Security Agreement, dated as of December 1, 2017 (the “Original Loan Agreement”), as amended by the First Amendment to Loan and Security Agreement, dated as of December 17, 2018 (the “First Amendment”), as further amended by the Second Amendment to Loan and Security Agreement, dated as of July 18, 2019 (the “Second Amendment”), as further amended by the Third Amendment to Loan and Security Agreement, dated as of December 19, 2019 (the “Third Amendment” and, together with the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Loan Agreement”), among CAC WAREHOUSE FUNDING LLC VII, a Delaware limited liability company (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer”, or the “Custodian”), the persons from time to time party thereto as LENDERS, the persons from time to time party thereto as MANAGING AGENTS, and CREDIT SUISSE AG, NEW YORK BRANCH, as deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Servicer, the Custodian, the Lenders, the Managing Agents, the Deal Agent, and Wells Fargo Bank, National Association, as Collateral Agent and Backup Servicer are parties to the Loan Agreement; and
WHEREAS, the Borrower and the Servicer have requested that the Deal Agent, the Managing Agents and the Lenders amend the Loan Agreement as specified herein and, subject to the terms and conditions hereof, the Deal Agent, the Managing Agents and the Lenders are willing to amend the Loan Agreement as specified herein.
NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.	Amendments to the Loan Agreement.
(a)The definition of “GAAP” appearing in Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

“GAAP”: Except as otherwise expressly provided in this Agreement, generally accepted accounting principles as in effect from time to time in the United States.
(b)Clauses (p) and (q) of Section 5.4 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“(p)    Minimum Net Income. Effective commencing with the quarter ended March 31, 2020 and each quarter ended thereafter, the Servicer shall, on a Consolidated basis, maintain as of the end of each fiscal quarter (i) ended on or prior to December 31, 2020, for the two (2) consecutive quarters then ended, Consolidated Net Income of not less than $1.00 calculated in accordance with GAAP without giving effect to the adoption of the CECL Methodology and (ii) ended after December 31, 2020, for the two (2) consecutive quarters then ended, Consolidated Net Income of not less than $1.00 calculated in accordance with GAAP as then in effect.”
“(q)    Fixed Charge Coverage Ratio. The Servicer shall, on a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0, it being understood that the Fixed Charge Ratio shall be calculated (i) for each fiscal quarter ended on or prior to December 31, 2020 in accordance with GAAP without giving effect to the adoption of the CECL Methodology and (ii) for each fiscal quarter ended after December 31, 2020 in accordance with GAAP as then in effect.”
2.Condition Precedent to Effectiveness. The effectiveness of this Amendment (the “Effective Date”) is subject to the condition precedent that the Deal Agent and each Managing Agent shall have received counterparts of this Amendment duly executed by each of the respective parties hereto.
3.Representations and Warranties. In order to induce the Deal Agent and each of the Managing Agents to execute, deliver and perform this Amendment, each of Borrower and Servicer hereby represents and warrants that before and after giving effect to this Amendment:
(a)     each of its representations and warranties set forth in Article IV of the Loan Agreement is true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided, that the preceding materiality standard shall not apply to those representations and warranties which themselves contain materiality standards; and

(b)     on the date hereof, no Amortization Event, Unmatured Termination Event, Termination Event, Servicer Termination Event, or Potential Servicer Termination Event has occurred and is continuing (either before or after giving effect to this Amendment).
4.Loan Agreement in Full Force and Effect, as Amended. All the terms and conditions of the Loan Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Loan Agreement in any other document or instrument shall be deemed to mean the Loan Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Loan Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Loan Agreement, as amended by this Amendment.
5.Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
6.Execution in Counterparts; Severability; Integration. This Amendment may be executed in any number of counterparts (including by way of facsimile or electronic transmission) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The Loan Agreement, as amended by this Amendment, and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
7.Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Deal Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Deal Agent with respect thereto.
8.No Petition; Limited Recourse. Sections 13.06 (as it relates to Sections 13.10 and 13.11), 13.10(b) and 13.11 of the Loan Agreement are hereby incorporated by reference as if set forth at length herein.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

CAC WAREHOUSE FUNDING LLC VII, as Borrower
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer
CREDIT ACCEPTANCE CORPORATION, as Servicer
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

[Signature Page to Fourth Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Managing Agent

By: /s/ Enrique Flores Ruiz
Name: Enrique Flores Ruiz
Title: Vice President

By: /s/ Jason Ruchelsman
Name: Jason Ruchelsman
Title: Director

GIFS CAPITAL COMPANY, LLC,
as a Conduit Lender

By: /s/ Carey D. Fear
Name: Carey D. Fear
Title: Manager

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Lender

By: /s/ Enrique Flores Ruiz
Name: Enrique Flores Ruiz
Title: Authorized Signatory

By: /s/ Jason Ruchelsman
Name: Jason Ruchelsman
Title: Authorized Signatory

[Signature Page to Fourth Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Deal Agent

By: /s/ Enrique Flores Ruiz
Name: Enrique Flores Ruiz
Title: Vice President

By: /s/ Jason Ruchelsman
Name: Jason Ruchelsman
Title: Director

[Signature Page to Fourth Amendment to CAC Loan and Security Agreement]